UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 25, 2008

OPHTHALMIC IMAGING SYSTEMS

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-11140	94-3035367
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

221 Lathrop Way, Suite I Sacramento, California	95815
(Address of Principal Executive)	(Zip Code)

(Registrant’s telephone number, including area code): (916) 646-2020

                                                             Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 25, 2008, Ophthalmic Imaging Systems, a California corporation (“OIS” or the “Company”), MV Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary of OIS (“Merger Sub”), and MediVision Medical Imaging Ltd., an Israeli company (“MediVision”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, OIS, Merger Sub and MediVision intend to effect the merger of Merger Sub with and into MediVision (the “Merger”), pursuant to which Merger Sub will cease to exist, MediVision’s outstanding shares will be converted into shares of OIS common stock, and MediVision will become a wholly-owned subsidiary of OIS. On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result thereof, (1) each ordinary share, par value NIS 0.1 per share, of MediVision (“MediVision Shares”) issued and outstanding immediately before the Effective Time, will be automatically converted into 1.66 (the “Conversion Ratio”) shares of common stock, no par value (“OIS Common Stock”), of OIS (the “Conversion Shares”) and each outstanding option to purchase MediVision Shares under certain Option Plans (as defined therein), warrants or other rights to purchase MediVision Shares under certain Option Plans (as defined therein) will be assumed by OIS such that it is converted into an option to purchase OIS Common Stock equal to the number of MediVision Shares underlying such option multiplied by the Conversion Ratio. Currently, MediVision is OIS’ parent company based on its 56% ownership of OIS’ Common Stock outstanding.

OIS, Merger Sub, and MediVision have made customary representations, warranties and covenants in the Merger Agreement. Consummation of the Merger is subject to certain conditions, including among others, (i) the approval of the holders of OIS Common Stock and MediVision Shares, (ii) the declaration by the SEC that the S-4 Registration Statement, registering shares of OIS Common Stock to be issued to MediVision’s shareholders pursuant to the Merger Agreement, has become effective under the Securities Act of 1933, as amended, (iii) the receipt of a permit of the “Israeli Prospectus,” a prospectus containing the Prospectus/Proxy Statement and any additional disclosures and that complies in form and substance with applicable Israeli Law and regulations in connection with the issuance of shares of OIS Common Stock in the Merger, from the Israeli Securities Authority, (iv) the approval of the applicable Belgian, Israeli, and U.S. governmental entities required for the consummation of the Merger and other transactions contemplated by the Merger Agreement, and (v) the elapse of certain Israeli statutory waiting periods.

The Merger Agreement provides for other customary termination events including, but not limited to, mutual consent, material breach of representation and warranty that is not cured with the applicable cure period, receipt of an OIS Superior Proposal (as defined in the Merger Agreement) or a MediVision Superior Proposal (as defined in the Merger Agreement). Furthermore upon termination of the Merger Agreement under specified circumstances, OIS or MediVision, as the case may be, may be required to pay to the other party a customary termination fee.

The Merger Agreement and the Merger have been approved by the independent directors of the Board of Directors of OIS and the each of the Board of Directors of OIS and MediVision. Westwood Capital, LLC acted as financial advisor to the independent committee of the Board of Directors of OIS and BDO Consulting Group acted a financial advisor to the Board of Directors of MediVision. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Registration Rights Agreement

In connection with the Merger Agreement, OIS entered into a Registration Rights Agreement, dated March 25, 2008 (the “Registration Rights Agreement”), by and among OIS and the principal MediVision shareholders named therein (the “Principal MV Shareholders”). Pursuant to the Registration Rights Agreement, upon demand by the Principal MV Shareholders, OIS will file a Registration Statement on Form SB-2 covering the resale of shares of the OIS Common Stock that such shareholders received in the Merger (the “Registrable Securities”). OIS will use its reasonable best efforts to cause such registration to become effective as soon as practicable following the filing date. In addition, after the effective date of the Merger, the Principal MV Shareholders may notify OIS that they intend to resell the Registrable Securities in an underwritten offering, and request OIS file a separate registration statement covering the Registrable Securities to reflect such underwritten offering. OIS will use its reasonable best efforts to cause the Registrable Securities specified in such request to be registered as soon as reasonably practicable, and cooperate in a customary fashion in the consummation of the underwritten offering. After the Principal MV Shareholders have made a demand for an underwritten offering, unless such underwritten offering was not consummated due to any act or omission of OIS, the Principal MV Shareholders may not make a further demand for an underwritten offering until a period of 12 months have elapsed from the date of the preceding demand. If an underwritten offering is not expected to yield aggregate proceeds of at least $1 million, either OIS or the Principal MV Shareholders may withdraw or terminate the underwritten offering. OIS will use its reasonable best efforts to keep each registration continuously effective until the earlier to occur of (i) the date that the Registrable Securities may be sold without restriction pursuant to Rule 144 and (ii) the date that all Registrable Securities held by the Principal MV Shareholders represent less than 5% of the then outstanding shares of OIS Common Stock. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Voting Agreement

In connection with the Merger Agreement, OIS entered into a Voting Agreement, dated March 25, 2008 (the “Voting Agreement”), by and among OIS and the Principal MV Shareholders. Under the terms of the Voting Agreement, each Principal MV Shareholder will vote all the shares beneficially owned by such shareholder in favor of adoption and approval of the Merger Agreement, the Merger, and any other matters necessary to consummate the Merger. Additionally each Principal MV Shareholder will vote all of the shares presently owned or which will be acquired in the future by such shareholder for the following directors: (i) two persons named by InterGamma Investment Ltd. or its subsidiary, Delta Trading and Services (1986) Ltd. (collectively, “InterGamma”), so long as InterGamma holds at least 12% of OIS Common Stock, or one person named by InterGamma so long as InterGamma holds less than 12% but at least 5% of OIS Common Stock; plus, in either case, one additional person named by InterGamma so long as Ariel Shenhar remains (a) either Chief Financial Officer or a senior executive officer of OIS and (b) a director of OIS; (ii) Ariel Shenhar, so long as he remains Chief Financial Officer or a senior executive officer of OIS; (iii) one person named by Noam Allon, Gil Allon, Shlomo Allon, Ariel Shenhar and Yuval Shenhar, so long as they collectively hold at least 5% of the outstanding OIS Common Stock; (iv) one person named by Agfa Gevaert N.V (“Agfa”), so long as Agfa holds at least 5% of OIS Common Stock, plus, if InterGamma nominates a third director pursuant to (i) above, a second person named by Agfa; (v) the then-current Chief Executive Officer of OIS; (vi) two “independent directors” as defined under the listing standards of Nasdaq Stock Market; and (vii) such other directors as may be nominated by the nominating committee of OIS, subject to approval by the full Board of Directors; provided that, so long as any Principal MV Shareholder retains the right, as set forth above, to name one or more directors for nomination, the total number of directors shall not be less than seven (7) nor more than eleven (11). A copy of the Voting Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Right to First Refusal Agreement

In connection with the Merger Agreement, OIS entered into a Right to First Refusal and Preemptive Rights Agreement, dated March 25, 2008 (the “Right to First Refusal Agreement”), by and among OIS and the Principal MV Shareholders. Pursuant to the terms and conditions of the Right to First Refusal Agreement, OIS granted to Agfa a right of first refusal to purchase all but not less than all of the shares that OIS proposes to issue to a competitor of Agfa. In addition, if OIS proposes to issue securities to any third party OIS will provide each Principal MV Shareholder the right of first refusal to purchase any or all of such Principal MV Shareholder’s Proportionate Share (as defined in the Right of First Refusal Agreement). A copy of the Right to First Refusal Agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Lock-up Agreement

In connection with the Merger Agreement, OIS also entered into a Lock-up and Standstill Agreement, dated March 25, 2008, by and among OIS and certain Principal MV Shareholders (the “Lock-up Agreement”). Pursuant to the Lock-up Agreement, each Principal MV Shareholder agrees that it (i) shall not effect or seek or cause or participate in any acquisition of any securities or assets of OIS or MediVision until the effective time of the Merger without the prior written consent of the OIS Board; (ii) sell, or contract to sell the Conversion Shares within two years after the closing of the Merger without the prior written consent of the OIS Board; (iii) sell, or contract to sell the MediVision Shares before the closing of the Merger without the prior written consent of the OIS Board. A copy of the Lock-up Agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.

The summary of the transactions described above are, in each case, qualified in their entirety by reference to the complete text of the Merger Agreement, the Registration Rights Agreement, the Voting Agreement, the Right to First Refusal Agreement and the Lock-up Agreement, which are filed as exhibits hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 25, 2008, OIS issued the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated March 25, 2008, by and among OIS, Merger Sub and MediVision.
10.1	Registration Rights Agreement, dated March 25, 2008, by and among OIS and the Principal MV Shareholders.
10.2	Voting Agreement, dated March 25, 2008 by and among OIS and the Principal MV Shareholders.
10.3	Right to First Refusal and Preemptive Rights Agreement, dated March 25, 2008, by and among OIS and the Principal MV Shareholders.
10.4	Lock-up and Standstill Agreement, dated March 25, 2008, by and among OIS and the Principal MV Shareholders.
10.5	Press Release, dated March 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2008	OPHTHALMIC IMAGING SYSTEMS
	By:	/s/ Ariel Shenhar
	Name: Title:	Ariel Shenhar Chief Financial Officer